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                                                                     EXHIBIT 5.1


                    SMITH, GAMBRELL & RUSSELL, LLP LETTERHEAD



                                  June 20, 1997



Board of Directors
Wegener Corporation
11350 Technology Circle
Duluth, Georgia 30155


                  RE:  Wegener Corporation
                       Registration Statement on Form S-8
                       200,000 Shares of Common Stock
                       1989 Directors' Incentive Plan

Gentlemen:

         We have acted as counsel for Wegener Corporation (the "Company") in connection with the registration of 200,000 shares of its $.01 par value Common Stock (the "Shares") reserved to the Company's 1989 Directors' Incentive Plan, as amended (the "Plan") pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), covering the Shares.

         In connection therewith, we have examined the following:

         (1) The Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware;

         (2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

         (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

         (4) Certificate of Good Standing with respect to the Company, issued by the Secretary of State of the State of Delaware; and

         (5) The Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Act (the "Registration Statement").
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Board of Directors
Wegener Corporation
June 20, 1997
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         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

         (A) The Company has been duly incorporated under the laws of the State of Delaware and is validly existing and in good standing under the laws of that state.

         (B) The 200,000 Shares covered by the Registration Statement have been legally authorized by the Company and when sold in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                    Sincerely,

                                    SMITH, GAMBRELL & RUSSELL, LLP


                                     /s/ Helen T. Ferraro
                                    --------------------------------------------
                                    Helen T. Ferraro